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                                                                    Exhibit 23.7


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1998, with respect to the financial statements of Electronic Systems of Richmond, Inc., included in the Registration Statement (Form S-1; File Number 333-48103), any Registration Statement relating to such Registration Statement under Rule 462 and any related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.

                                     /s/ Edmondson, LedBetter & Ballard,  L.L.P.


Norfolk, Virginia
May 11, 1998